Exhibit 10.06

Confidentia

Execution Version

IN ACCORDANCE WITH ITEM 601(b)(10)(iv) OF REGULATION S-K, CERTAIN CONFIDENTIAL INFORMATION HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*].

Amyris, Inc.
5885 Hollis Street
Emeryville, CA 94608

April 16, 2019

DSM Nutritional Products AG (“DSM”)

DSM Nutritional Products Europe Ltd (the “Assuming Party”)
Wurmisweg 576, CH–4303
Kaiseraugst, Switzerland

Re: Assignment of Value Sharing Agreement

Reference is made to (i) that certain Value Sharing Agreement, by and among Amyris, Inc. (“Amyris”) and DSM, dated December 28, 2017, as amended by that certain Amendment No. 1, dated March 31, 2018, Amendment No. 2, dated June 29, 2018, Amendment No. 3, dated June 29, 2018 and Amendment No. 4, dated November 19, 2018 (as amended, the “Value Sharing Agreement”) and (ii) that certain Supply Agreement dated as of December 28, 2017, by and between Amyris and DSM, as amended by that certain Amendment No. 1 to the Supply Agreement, dated November 19, 2018, and Amendment No. 2 to the Supply Agreement, dated as of the date hereof (as amended, the “Supply Agreement”).

WHEREAS, Amyris desires to assign all of its rights and delegate all of its obligations under the Value Sharing Agreement to the Assuming Party in exchange for the consideration provided herein.

NOW, THEREFORE, in consideration of the foregoing, the covenants, agreements and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by DSM, the Assuming Party and Amyris, and intending to be legally bound hereby, DSM, the Assuming Party and Amyris, on behalf of themselves and their respective successors and assigns, hereby agree as follows:

1.                   In consideration for the assignment of the Value Sharing Agreement by Amyris to the Assuming Party pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit A, DSM agrees to pay Amyris total consideration of US$ 57,000,000, which shall be payable as follows:

a.	US$7,400,000 (the “Prepayment Amount”) was prepaid by DSM to Amyris on March 29, 2019;
b.	DSM shall pay to Amyris an amount equal to US$21,699,143 in cash (the “Cash Payment”) on or before April 16, 2019 in accordance with wire instructions provided by Amyris to DSM prior to the date hereof; and
c.	US$27,900,857 (the “Amyris Credit Amount”) shall be offset by DSM and the Assuming Party against existing obligations of Amyris as follows:

Confidential

i.	US$1,635,520 (thereof US$62,500 interest due) of the Amyris Credit Amount shall be used to satisfy in full all amounts owing by Amyris to the Assuming Party in respect of [*] shipments by the Assuming Party to Amyris prior to the date hereof;
ii.	US$7,748,000 of the Amyris Credit Amount shall be used to satisfy in full Amyris’ obligation to pay US$7,250,000 plus interest to DSM (US$498,000), which was due prior to March 29, 2019 pursuant to Section 2(ii) of Amendment No. 1 to the Supply Agreement; and
iii.	US$3,797,619 of the Amyris Credit Amount shall be used to satisfy in full Amyris’ obligation to pay the Additional Payment (as such term is defined in the Supply Agreement) to DSM, which was due prior to March 29, 2019 pursuant to Section 2(ii) of Amendment No. 1 to the Supply Agreement.
iv.	US$6,893,000 of the Amyris Credit Amount shall be used to satisfy in full Amyris’ obligation to pay the portion of the Reservation Fee (as such term is defined in the Supply Agreement) due to DSM prior to July 1, 2019 pursuant to Section 1(a) of Amendment No. 1 to the Supply Agreement when such amount becomes payable;
v.	US$625,000 of the Amyris Credit Amount shall be used to satisfy in full Amyris’ obligation to pay the interest currently due and payable under the outstanding US$25,000,000 Note payable from Amyris to DSM Finance BV, dated December 28, 2017;
vi.	US$902,895 of the Amyris Credit Amount shall be used to satisfy in full Amyris’ obligation to compensate DSM for the tax loss incurred due to the wrong invoicing in Brazil;
vii.	US$290,330 of the Amyris Credit Amount shall be used to satisfy in full Amyris’ obligation to compensate DSM for the interests due to the late payment in Brazil; and
viii.	Brazilian Reais 23,054,588 of the Amyris credit amount shall be used to satisfy in full all amounts owing by Amyris to DSM PRODUTOS NUTRICIONAIS BRASIL S.A.,Rodovia Brotas / Torrinhas, S/N Km 7,5 Sala A,Fazenda Paraíso - Brotas/SP with company number CEP: 17380-000 (“DNP Brazil”) in respect of [*] shipments by DNP Brazil to Amyris prior to the date hereof.

2.	Amyris shall use the Cash Payment as follows:
a.	a portion of the Cash Payment equal to US$6,893,000 shall be used by Amyris to satisfy Amyris’ obligation to pay the portion of the Reservation

[*] Certain portions denoted with an asterisk have been omitted.

Confidential

Fee due to DSM prior to December 15, 2019 pursuant to Section 1(a) of Amendment No. 1 to the Supply Agreement when such amount becomes payable; and

b.	The remainder of the Cash Payment, together with the Prepayment Amount, shall be used by Amyris without restriction.

Amyris shall have no obligation to segregate or hold separate the portion of the Cash Payment referenced in Sections 2a and 2b.

3.                   Value Share Prepayments.

The [*] value share credit from the prepayment done in 2018 for 2019 will be repaid by Amyris to DSM to the extent the cumulative amount of value share payments Amyris would have been entitled to receive by the end of 2021 had the Value Sharing Agreement not been assigned hereunder falls short of [*] (e.g. if the value share payments DSM would have been required to pay Amyris under the Value Sharing Agreement (and before any off-set via the value share prepayment credit) is [*] by end of 2021, Amyris will pay DSM then [*]).

4.                   This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by email or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to the conflicts of law provisions thereof. Any dispute arising out of this Agreement shall be submitted exclusively to any state or federal court located in New York County, New York, without restricting any rights of appeal.

[Signature page follows.]

[*] Certain portions denoted with an asterisk have been omitted.

Confidential

Please confirm your agreement and acknowledgement of the matters set forth in this Agreement by signing in the space provided below.

Sincerely,

Amyris, Inc.

_/s/ John Melo_________________

By: John Melo

Title: Chief Executive Officer

Accepted and agreed as of the date first written above:

DSM Nutritional Products AG

By: __/s/ Benedikt Suter _______________

Name: Benedikt Suter

Title: General Counsel

By: __/s/ Bruno Mueller________________

Name: Bruno Mueller

Title: Vice-President

DSM Nutritional Products Europe Ltd

By: __/s/ Benedikt Suter _______________

Name: Benedikt Suter

Title: General Counsel

By: _/s/ Peter Fisher__________________

Name: Peter Fisher

Title:

Confidential

Exhibit A

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of April 16, 2019 (this “Agreement”), is entered into by and between Amyris, Inc., a Delaware corporation (“Assigning Party”), and DSM Nutritional Products Europe Ltd, a Swiss corporation (“Assuming Party”).

WHEREAS, Assigning Party desires to assign to Assuming Party all of its rights and delegate to Assuming Party all of its obligation under that certain Value Sharing Agreement, dated December 28, 2017, by and between Assigning Party and DSM Nutritional Products AG, as amended by that certain Amendment No. 1, dated March 31, 2018, Amendment No. 2, dated June 29, 2018, Amendment No. 3, dated June 29, 2018 and Amendment No. 4, dated November 19, 2018 (as amended, the “Assigned Agreement”); and

WHEREAS, Assuming Party desires to accept such assignment of rights and delegation of obligations under the Assigned Agreement;

NOW, THEREFORE, in consideration of the foregoing, and agreements contained herein, and intending to be legally bound hereby, Assigning Party and Assuming Party hereby agree as follows:

1.	Assignment. Effective as of the Assignment Effective Date (as defined below), Assigning Party irrevocably sells, assigns, grants, conveys, and transfers to Assuming Party all of Assigning Party’s right, title and interest in and to, and all of Assigning Party’s or its affiliates claims related to, the Assigned Agreement.
2.	Assumption. Effective as of the Assignment Effective Date, Assuming Party unconditionally accepts such assignment and assumes all of Assigning Party’s duties, liabilities and obligations under the Assigned Agreement, and agrees to pay, perform and discharge, as and when due, all of the obligations of Assigned Party under the Assigned Agreement, whether accruing on, prior to or after the date hereof.
3.	Effectiveness. This Agreement shall become effective upon the receipt of the Cash Payment by the Assigning Party or any of its affiliates from DSM Nutritional Products AG in accordance with the Assignment of Value Sharing Agreement letter agreement, dated April 16, 2019 (the “Assignment Effective Date”).

[Remainder of Page Intentionally Left Blank.]

Confidential

IN WITNESS WHEREOF, Assigning Party and Assuming Party have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ASSIGNING PARTY:

AMYRIS, INC.

By: /s/ John Melo
Name: John Melo
Title: President and Chief Executive Officer

ASSUMING PARTY:

DSM Nutritional Products Europe Ltd

By: __/s/ Benedikt Suter _______________

Name: Benedikt Suter

Title: General Counsel

By: _/s/ Peter Fisher__________________

Name: Peter Fisher

Title: